EXECUTION COPY


                         PHARMACEUTICAL RESOURCES, INC.

                                  $160,000,000
              2.875% Senior Subordinated Convertible Notes due 2010

                               PURCHASE AGREEMENT
                               ------------------

                                                              September 25, 2003
                                                              New York, New York

BEAR, STEARNS & CO. INC.
CIBC World Markets Corp.
U.S. Bancorp Piper Jaffray Inc.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

            Pharmaceutical Resources, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

            1. THE TRANSACTIONS. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $160,000,000 aggregate principal amount of its 2.875% Senior Subordinated Convertible Notes due 2010 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $40,000,000 aggregate principal amount of its 2.875% Senior Subordinated Convertible Notes due 2010 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes shall be convertible into shares (the "Conversion Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), subject to and in accordance with the terms of the Notes. The Notes will (i) have the terms and provisions that are described in the Offering Memorandum (as defined below) under the heading "Description of the Notes" and such other terms as are reasonable and customary and (ii) be issued pursuant to the provisions of the Indenture (the "Indenture"), to be dated September 30, 2003, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as trustee (the "Trustee"). The Notes and the Conversion Shares are hereinafter referred to collectively as the "Securities."

            The sale of the Notes to the Initial Purchasers (the "Offering") will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

            In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated September 24, 2003 (the "Preliminary Offering Memorandum"), and will prepare promptly an offering memorandum, dated the date hereof, in form and substance reasonably satisfactory to you (the "Offering Memorandum"), each setting forth information regarding the Company, the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below). The Preliminary Offering Memorandum and the Offering Memorandum will incorporate by reference the Company's (i) Annual Report on Form 10-K for the year ended December 31, 2002 (the "2002 10-K"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003 and June 29, 2003 (the "2003 10-Qs"), (iii) Proxy Statement for the annual meeting of stockholders of the Company held on June 19, 2003 and (iv) Current Reports on Form 8-K filed with the Commission on June 23, 2003 and July 9, 2003 (other than information in the documents that is deemed not to be filed with the Commission (all such documents listed in clauses (i) through (iv) referred to herein as the "Incorporated Documents"). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments to the Incorporated Documents made prior to the date hereof. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

            The Company understands that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Offering Memorandum and Sections 3, 4 and 10 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, solely to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A.

            The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, to be dated as of September 30, 2003, between the parties hereto (the "Registration Rights Agreement") pursuant to which the Company will agree, among other things, to file (i) a registration statement (the "Registration Statement") on the appropriate form with the Commission registering the resale of the Securities under the Securities Act and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective. The Registration Rights Agreement will have the terms and provisions that are described in the Offering Memorandum under the heading "Description of the Notes" and such other terms as are reasonable and customary.

            This Agreement, the Securities, the Registration Rights Agreement and the Indenture are herein referred to as the "Offering Documents."

            2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with the Initial Purchasers that:

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

               (a) The Preliminary Offering Memorandum as of the date set forth on the front cover thereof does not, and the Offering Memorandum, as of the date set forth on the front cover thereof, as of the Closing Date and as of the Additional Closing Date, if any (each as defined in Section 3 hereof), does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions that are made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto.

               (b) No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced and is pending or, to the knowledge of the Company, is contemplated.

               (c) Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company and the subsidiaries of the Company listed on Exhibit A-1 hereto (collectively, the "Subsidiaries"; individually, a "Subsidiary"), taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents (any such change or development being a "Material Adverse Effect"). Since the date of the Company's latest balance sheet incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has incurred or undertaken any known liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, that are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions (including the Offering) that are disclosed in the Offering Memorandum (or, if the


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

     Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

               (d) The authorized, issued and outstanding capital stock of the Company as of June 29, 2003 is as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) under the caption "Capitalization" and, after giving effect to the Offering, will be as set forth in the column headed "As Adjusted" under the caption "Capitalization." All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any "Relevant Security").

               (e) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the "Enforceability Exceptions"). At the Closing Date, the Notes will be in the form contemplated by the Indenture. The "purchased call options" (the "Call Options") and "sold warrants" (the "Warrants") referred to under the heading "Purchase of Call Options and Sale of Warrants" in the Offering Memorandum and any other contracts relating to such Call Options or Warrants have been duly and validly authorized by all necessary corporate action of the Company.

               (f) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company,


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

     enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

               (g) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that (i) the enforcement thereof may be limited by the Enforceability Exceptions and (ii) rights to indemnity and contribution may be limited under applicable law by considerations of public policy.

               (h) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized executed and delivered by the Company. The Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

               (i) The Company has authorized and has reserved, and covenants to continue to reserve, free of any preemptive or similar rights, a sufficient number of authorized but unissued shares of Common Stock, to satisfy the conversion rights of the Notes and issue the maximum number of Conversion Shares. The Conversion Shares have been duly authorized for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the Indenture will be issued free of statutory and contractual (to which the Company is a party) preemptive rights and are sufficient in number to meet the current conversion requirements of the Notes, and the Conversion Shares, if and when so issued, will be duly and validly issued and fully paid and non-assessable.

               (j) The Notes and, upon conversion of the Notes, the Conversion Shares will (i) be issued in compliance with all applicable state, federal and foreign securities laws, (ii) not be issued in violation of, or subject to, any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale thereof and (iii) not be subject to any restriction upon the voting or, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), transfer thereof pursuant to applicable law or the Company's certificate of incorporation or bylaws or any agreement to which the Company or any of the Subsidiaries is a party or by which any of them may otherwise be bound.

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

               (k) The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). Except as disclosed and as of the date or dates disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments or contracts of purchase or sale of any Relevant Security, or other rights related to or entitling any person to purchase or otherwise to acquire any Relevant Security and subsequent to the date or dates disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no other such securities were issued or granted, other than options which were granted or exercised under, or shares of Common Stock which were issued or sold pursuant to, the Company's employee and director stock option plans, each plan as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

               (l) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and the joint venture listed on Exhibit A-2 hereto, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary and joint venture have been duly and validly authorized and issued and are fully paid and, except as disclosed on Exhibit A-2 hereto, non-assessable and are owned directly or indirectly by the Company free and clear, except as described on Exhibit A-2 hereto or in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien"). Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) or on Exhibit A-2 hereto, the Company and its Subsidiaries have no commitments to provide any additional funds to any joint venture.

               (m) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries has all requisite corporate power and authority, limited partnership power and authority or limited liability company power and authority, as applicable, to conduct its business as it is currently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and to own, lease and/or operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or limited partnership in


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

     each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

               (n) There will exist as of the Closing Date, or any Additional Closing Date (after giving effect to the transactions contemplated by each of the Offering Documents), no event or condition that constitutes a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect.

               (o) The execution, delivery and performance of this Agreement and consummation of the transactions contemplated by the Offering Documents do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be otherwise bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation or bylaws of the Company or any Subsidiary or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

               (p) No Consent (as defined under Section 2(dd)) of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required by the Company for the execution, delivery and performance of this Agreement or consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Notes (and the issuance of the Conversion Shares upon conversion of the Notes), except (i) such Consents as may be required under state securities or blue sky laws and (ii) that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement.

               (q) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), (x) there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary or, to the Company's knowledge, any entity (a "Strategic Partner") that has granted the Company or any Subsidiary a license, or otherwise agreed to provide products for sale by the Company or any Subsidiary, or pays the


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     Company or any Subsidiary a royalty or profit sharing for sale of products by such entity, is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary or any Strategic Partner, could reasonably be expected to have a Material Adverse Effect and (y) to the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

               (r) The financial statements, including the notes thereto, and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries for which financial statements are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum); except as otherwise stated in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules would be required to be included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Securities Act. The other financial and statistical information included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) presents fairly in all material respects the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company. The financial information included in the Offering Memorandum, including the information under Item 1 ("Business"),
     Item 7 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in the 2002 10-K and 2003 10-Qs has been derived from the Company's consolidated financial statements included in the Incorporated Documents or from the Company's accounting books and records generally.

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

               (s) Deloitte & Touche LLP, which has examined certain of the Company's financial statements as set forth in its report included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), is, and Arthur Andersen LLP was, an independent public accounting firm, as such term is used under by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act").

               (t) The Company is subject to the reporting requirements of
     Section 13 of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission is contemplating terminating such registration or the New York Stock Exchange is contemplating de-listing the Common Stock.

               (u) The Company has, since August 15, 2002, filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act including, without limitation, the Incorporated Documents; each such document or report (including any financial statements), and any amendment thereto, at the time it was filed, conformed in all material respects to the requirements of the Exchange Act and the Securities Act and none of such documents or reports filed since August 15, 2002 on the date of its filing contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (v) The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and
     (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (w) Neither the Company nor any of its affiliates (within the meaning of Rule 144(a) under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or that could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

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

               (x) None of the Company or any of the Subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) in connection with the Offering, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 10 hereof, the offer and sale of the Notes to the Initial Purchasers and the resale of the Notes by the Initial Purchasers to the initial purchasers therefrom in the manner contemplated by this Agreement and the Offering Memorandum do not require registration under the Securities Act and the Indenture does not require qualification under the TIA.

               (y) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

               (z) Each of the Company and the Subsidiaries is not now and, immediately after sale of the Notes, as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" or be controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (aa) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

               (bb) The Company and each Subsidiary owns or leases all such material properties as are necessary to the conduct of its business as presently conducted and as proposed to be conducted as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (excluding Intellectual Property, which is covered in subsection (cc) below) owned by them, in each case free and clear of all Liens, except such as are described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the

     Preliminary Offering Memorandum) or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim materially adverse to its ownership of any real or personal property (excluding Intellectual Property, which is covered in subsection (cc) below) or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

               (cc) The Company and each Subsidiary owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "Intellectual Property") that it believes are necessary for the conduct of their respective businesses as being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). The conduct of the respective businesses of the Company and the Subsidiaries does not conflict with any Intellectual Property right of others, except for any conflicts that do not have or could not reasonably be expected to have a Material Adverse Effect. Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company and the Subsidiaries have not received any notice of a material claim of conflict with any Intellectual Property right of others. Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell any material portion of the current products and services of the Company and the Subsidiaries or those products and services described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum): (a) there is no infringement by third parties of any Intellectual Property of the Company or any Subsidiary or, to the Company's knowledge, any Intellectual Property (to the extent relating to the business of the Company or any Subsidiary) of any Strategic Partner; (b) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any

     Subsidiary's or, to the Company's knowledge, any Strategic Partner's (to the extent relating to the business of the Company or any Subsidiary) rights in or to any such Intellectual Property; and (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary or, to the Company's knowledge, any Strategic Partner (to the extent relating to the business of the Company or any Subsidiary) infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, except, in each case, for any infringements, actions, suits, proceedings or claims that could not reasonably be expected to have a Material Adverse Effect.

               (dd) Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "Consents"), to own, lease and/or operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except for those Consents, the absence of which, could not reasonably be expected to result in a Material Adverse Effect, and each such Consent is valid and in full force and effect, and except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) neither the Company nor any Subsidiary has received notice of any investigation or proceedings which has resulted in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent. No such Consent contains a materially burdensome restriction not disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) or where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

               (ee) Without limiting the generality of Section 2(dd) above, except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), (x) the Company, each Subsidiary and, to the Company's knowledge, each Strategic Partner has filed with the Food and Drug Administration (the "FDA") for and received approval of all material registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's and the

     Subsidiaries' business as it is described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and (y) the Company, each Subsidiary and, to the Company's knowledge, each Strategic Partner (to the extent relating to the business of the Company or any Subsidiary) is in material compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA rules and regulations, guidelines and policies, including, but not limited to, applicable FDA rules, regulations and policies relating to current good manufacturing practice.

               (ff) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers to be
     (i) adequate for the conduct of its business and the value of its properties and (ii) customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company has indicated that it intends to deny liability or is defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

               (gg) The Company has in effect insurance, subject to minimums, maximums and customary exclusions, covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, and any applicable foreign securities laws.

               (hh) Each of the Company and the Subsidiaries has prepared and timely filed, in a manner it reasonably believes to be accurate, all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, sales and use taxes and taxes that the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed material adjustment of the Company's or any Subsidiary' federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are reasonably adequate to meet any assessments and related liabilities for any such period. There is no material tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

               (ii) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary's principal suppliers, manufacturers or Strategic Partners, that, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

               (jj) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no "prohibited transaction" (as defined in either
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in
     Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any material liability; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each plan for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company's knowledge, nothing has occurred in respect of such plans, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

               (kk) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law"), except for any such violations or liabilities as could not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except for any such actions or events as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any material liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial action, claim or notice of material noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary.

               (ll) Neither the Company, any Subsidiary nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any contribution unlawful under U.S. law to any candidate for foreign office, or failed to disclose any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or of any jurisdiction thereof.

               (mm) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation or bylaws or (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is otherwise bound or to which any of its property or assets is subject, except (in the case of clause (ii) above) defaults or Liens that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

               (nn) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there are no contracts of a type that would be required to be described in the Offering Memorandum, if the Offering Memorandum were part of a registration statement filed under the Securities Act, and none of the Company or any of the Subsidiaries is in default under any of the contracts described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

               (oo) None of the Company or the Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date and, if any Optional Notes are purchased, as of the Additional Closing Date.

               (pp) No securities of the Company or any of the Subsidiaries are
     (i) of the same class (within the meaning of Rule 144A under the Securities
     Act) as the Notes and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

               (qq) The Company has not distributed and, prior to the latest to occur of the (i) Closing Date, (ii) if any Optional Notes are purchased, the Additional Closing Date and (iii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

               (rr) The certificates for the shares of Common Stock (including the Conversion Shares) conform to the requirements of the New York Stock Exchange and Delaware General Corporation Law (it being acknowledged by the Initial Purchasers that many outstanding certificates for shares of Common Stock reflect the fact that the Company was formerly a New Jersey corporation and that holders have not exchanged certificates of the New Jersey corporation for certificates of the Delaware corporation following the Company's reincorporation in Delaware).

               (ss) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is taking steps intended to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

               (tt) The Company has implemented the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange
     Act) required in order for the appropriate officers of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the appropriate officers of the Company required under the Exchange Act with respect to such reports.

               (uu) The Company's board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company's legal advisers and independent accountants with regard to such disclosure.

               (vv) Since the date of the filing of the Company's 2002 10-K, there has not been (i) any significant deficiencies in the design or operation of the Company's internal controls that adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

               (ww) Since the date of the filing of the Company's 2002 10-K, there have been no significant changes in the Company's internal controls or, to the Company's knowledge, in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

               (xx) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), there are no outstanding guarantees or other known contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

            3. PURCHASE, SALE AND DELIVERY OF THE NOTES.

               (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, subject to Section 17 hereof, severally and not jointly, agree to purchase from the Company, at 97.375% of their principal amount, the respective aggregate principal amounts of the Firm Notes set forth on Schedule 1 hereto.

               (b) In addition, on the basis of the representations, warranties, agreements and covenants herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, to purchase, subject to Section 17 hereof, up to $40,000,000 in aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Notes, plus accrued interest, if any, from the Closing Date to the Additional Closing Date. The option granted hereunder may be exercised at any time, on or before the 30th day following the date of the Offering Memorandum upon written notice by the Initial Purchasers to the Company, which notice may be given from time to time on one or more occasions. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at issuance) of Optional Notes as to which the Initial Purchasers are exercising the option and (ii) the time, date and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as defined in Section 3(c) below) and in such case, the term "Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called the "Additional Closing Date." The Additional Closing Date must be not later than eight full business days after the date the Initial Purchasers exercise the option, with the actual date determined by the Initial Purchasers. Bear, Stearns & Co. Inc. may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

               (c) One or more certificates in definitive form for the Firm Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least two business days prior to the Closing Date, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Firm Notes shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York time, on September 30, 2003, or other such date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for inspection by the Initial Purchasers at the offices in New York, New York of Simpson Thacher & Bartlett LLP at least one business day prior to the Closing Date.

               (d) Delivery to the Initial Purchasers of and payment for the Optional Notes shall be made on the Additional Closing Date in the same manner and in the same office and at the same time of day as payment for the Firm Notes.

            4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

            5. CERTAIN COVENANTS. For purposes of this Section 5, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The Company covenants and agrees with the Initial Purchasers that:

               (a) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld or delayed). The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

               (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification or exemption of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Notes by the Initial Purchasers; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

               (c) If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an initial purchaser, or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall (subject to Section 5(a)) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and will comply with all applicable laws, rules or regulations.

               (d) The Company will, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers as many copies of each of the Preliminary Offering Memorandum and Offering Memorandum or any amendment or supplement thereto as the Initial Purchasers or their counsel may reasonably request.

               (e) During the period of three years from the Closing Date, the Company will furnish to the Initial Purchasers (a) as soon as practicable after mailing, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee or the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed other than materials filed with the Commission and (b) from time to time, subject to compliance with applicable securities laws, such other information concerning the Company and the Subsidiaries as the Initial Purchasers may reasonably request.

               (f) The Company will apply the net proceeds from the sale of the Notes materially as set forth under "Use of Proceeds" in the Offering Memorandum.

               (g) None of the Company or any of its affiliates (as defined in Rule 144(a) under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

               (h) Except following the effectiveness of the Registration Statement filed under the Registration Rights Agreement, for so long as the Notes constitute "restricted" securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities
     Act) or in any manner involving a public offering within the meaning of
     Section 4(2) of the Securities Act.

               (i) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety by a seller under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any such seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

               (j) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of Bear, Stearns & Co. Inc., the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144(a) under the Securities Act) to, resell any of the Securities that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

               (k) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with any distribution of the Securities contemplated hereby.

               (l) The Company will (i) permit the Notes to be included for quotation on The PORTAL Market and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

               (m) The Company will use its reasonable best efforts to list the Conversion Shares on the New York Stock Exchange as promptly as practicable but in no event later than the time that the Registration Statement is declared effective in accordance with the Registration Rights Agreement.

               (n) The Company will, at all times, reserve and have available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

               (o) During the period of 90 days from the date of the Offering Memorandum, without the prior written consent of Bear, Stearns & Co. Inc., the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer, or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than (u) the sale of Notes as contemplated by this Agreement, (v) the issuance of the Conversion Shares, (w) the issuance of Warrants or the purchase of Call Options, (x) the Company's issuance of Common Stock upon the exercise of currently outstanding options, (y) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee and director stock option plans in effect on the date hereof, each as described in the Offering Memorandum and (z) not earlier than 45 days from the date of the Offering Memorandum, the Company's issuance of up to the greater of an aggregate of three million shares of the Company's common stock or shares of the Company's common stock with an aggregate value of $150 million in connection with acquisitions of products or businesses. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for (i) the Company's filing of a registration statement or registration statements pursuant to the Registration Rights Agreement and (ii) registration statements on Form S-8 relating to employee benefit plans or on Form S-4 relating to corporate reorganizations or acquisitions or other transactions under Rule 145 of the Securities Act.

               (p) During the period of 30 days from the date of the Offering Memorandum, without the prior written consent of Bear, Stearns & Co. Inc., the Company will not, directly or indirectly, purchase, contract to purchase, or otherwise acquire any Relevant Security, including without limitation, by entering into any transaction of the type described in clause (o) above, except the issuance of the Warrants or the purchase of the Call Options or in connection with any cashless exercise of stock options.

               (q) The Company will do and perform all things required to be done and performed by it under this Agreement and the other Offering Documents prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions precedent on its part to the obligations of the Initial Purchasers to purchase and accept delivery of the Notes.

            6. EXPENSES. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 12 hereof or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the Conversion Shares, including any stamp taxes in connection with the original issuance and sale of the Securities; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the exemption from, or registration or qualification of, the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; (x) all expenses and listing fees incurred in connection with the application for quotation of the Notes on The PORTAL Market; (xi) all expenses and listing fees incurred in connection with the application for listing of the Conversion Shares on the New York Stock Exchange; (xii) all expenses incurred in connection with the performance of the Company's obligations under the Registration Rights Agreement; and (xiii) any fees charged by investment rating agencies for the rating of the Notes sought by the Company.

            7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. For purposes of this Section 7, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The obligations of the Initial Purchasers to purchase and pay for the Notes are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 7 of any misstatement or omissions and to the following additional conditions unless waived in writing by the Initial Purchasers:

                  (i) The Initial Purchasers shall have received an opinion in form and substance reasonably satisfactory to the Initial Purchasers, dated the Closing Date, of Kirkpatrick & Lockhart LLP, counsel to the Company, covering such matters as are set forth in Exhibit B hereto.

                  (ii) The Initial Purchasers shall have received an opinion and a statement, each dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require.

                  (iii) The Initial Purchasers shall have received from Deloitte & Touche LLP, independent auditors for the Company, a "comfort" letter, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (iv) Prior to the date hereof, the Initial Purchasers shall have received from each of the officers and directors listed on
          Schedule 2 hereto an executed Lock-Up Agreement in substantially in the form of Exhibit C hereto.

                  (v) All of the representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date; the Company shall have, in all material respects, complied with all agreements, and satisfied or performed all conditions and obligations on its part to be satisfied or performed hereunder, at or prior to the Closing Date.

                  (vi) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents.

                  (vii) Subsequent to the date of this Agreement and since the date of the most recent financial statements of the Company in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), results of operations, stockholders' equity or properties of the Company or any of the Subsidiaries, not disclosed in the Offering Memorandum that is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Offering Memorandum or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors, that makes any material statement made in the Offering Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (viii) The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the president and chief executive officer and the chief financial officer of the Company (in their capacities as such), to the effect that:

               a. All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and, as of the Closing Date, all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior the Closing Date have been duly performed, satisfied or complied with in all material respects.

               b. The issuance and sale of the Notes pursuant to this Agreement or the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers' knowledge, threatened against the Company relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

               c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or other), results of operations, stockholders' equity or properties of the Company or any of the Subsidiaries, not contemplated by the Offering Memorandum or (ii) any event or development relating to or involving the Company or any of the Subsidiaries or any of their respective officers or directors, that makes any statement made in the Offering Memorandum materially untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               d. At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Offering Documents, there exists no Default or Event of Default (each such term as defined in the Indenture).

                  (ix) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchasers) and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

                  (x) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (xi) The Notes shall have been approved for trading on The PORTAL Market.

                  (xii) Since the date of this Agreement, there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                  (xiii) On or before the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

                  (xiv) The Company shall have provided an irrevocable notice of termination to General Electric Capital Corporation of the Loan and Security Agreement, dated December 27, 1996, as amended, among Par Pharmaceutical, Inc., General Electric Capital Corporation and the other parties named therein shall have been terminated.

                  (xv) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested, all in form and substance reasonably satisfactory to them.

                  (xvi) At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

            All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

            8. INDEMNIFICATION.

               (a) The Company shall indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of each of the Initial Purchasers or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim made whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum or the Offering Memorandum, or (B) any written materials or written information provided to investors by, or with the express approval of, the Company in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) ("Marketing Materials"), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any Marketing Materials, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, -------- HOWEVER, that the Company will not be liable in any such case to the extent, but only ------- to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; PROVIDED, FURTHER, that the foregoing indemnity agreement -------- ------- with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum (as then amended or supplemented, provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, liabilities, claims, damages and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Offering Memorandum and such Offering Memorandum was required by law to be delivered at or prior to the written confirmation of sale to such person. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 16 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

               (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim made whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or arise out of or are based upon the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchasers expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 16 hereof. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 8, except to the extent (but only to the extent) that it has been materially prejudiced (including the forfeiture of important rights and defenses)). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel (but, in any case, only one counsel for all indemnified parties) in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action,
     (iii) the indemnifying party does not diligently defend the action after assumption of the defense or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any unlawful failure to act, by or on behalf of the indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

            9. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including any persons who control the Company within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Notes (net of discounts and commissions but before deducting expenses) received by the Company bear to (ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by such Initial Purchaser in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9,
(A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or any controlling person, shall have the same rights to contribution as such Initial Purchaser, and (1) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise, except to the extent (but only to the extent) that it has been materially prejudiced (including the forfeiture of important rights and defenses). No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; PROVIDED, that such written consent shall not be unreasonably withheld or delayed. The Initial Purchasers' obligations to contribute pursuant to this
Section 9 are, subject to the above provisions of this Section 9, several in proportion to the respective principal amount of the Notes purchased by each of the Initial Purchasers hereunder and not joint.

            10. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. Each Initial Purchaser represents and warrants as to itself only that it is a QIB. Each Initial Purchaser acknowledges and agrees with the Company as to itself only that (i) the Notes and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes; (ii) it is purchasing the Notes pursuant to a private sale exemption from registration under such Act and it is not acquiring the Notes with a view to any distribution thereof or with any intention of offering or selling the Notes in a transaction that would violate such Act or the securities laws of any state in the United States or any other applicable jurisdiction in which it offers or sells Notes or distributes the Preliminary Offering Memorandum or the Offering Memorandum; (iii) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iv) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A.

            11. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants and indemnities of the Company and the Initial Purchasers set forth in this Agreement shall remain in full force and effect, regardless of
(i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling persons referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Notes, and shall, subject to Section 14 hereof, be binding upon and shall, subject to
Section 14 hereof, inure to the benefit of, any successors, permitted assigns, heirs and legal representatives of the Company, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants and indemnities set forth in Sections 6, 8, 9, 11 and 12 hereof shall remain in full force and effect, regardless of any termination of this

Agreement, including any termination pursuant to clause (a)(y) of Section 12 hereof.

            12. TERMINATION. (a) This Agreement may be terminated in the sole discretion of Bear, Stearns & Co. Inc. by notice to the Company given in the event that (x) the Company has failed, refused or been unable to satisfy all conditions and obligations on its part to be performed or satisfied hereunder on or prior to the Closing Date or (y) if, at or prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be:

                  (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or securities in general;

                  (ii) trading on the New York Stock Exchange shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

                  (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

                  (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Optional Notes, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum; or

                  (v) any debt securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act.

               (b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 11 and 17 hereof.

               (c) Except as provided below, if this Agreement shall be terminated pursuant to any of the provisions hereof (including any termination pursuant to clause (a)(y) of Section 12 hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Initial Purchasers in connection herewith. If this Agreement is terminated pursuant to Section 17 hereof by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser or Initial Purchasers on account of the expenses incurred by such Initial Purchaser or Initial Purchasers.

            13. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Equity Capital Markets, Telecopy number: (212) 272-3485. If sent to the Company, shall be delivered, mailed, couriered or telecopied and confirmed in writing to Pharmaceutical Resources, Inc., 300 Tice Boulevard, Woodcliff, New Jersey 07677, Attention: Scott L. Tarriff, Telecopy number: (914) 425-5097 and with a copy to Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, 31st Floor, New York, New York 10022, Attention: Stephen R. Connoni, Esq., Telecopy number: (212) 536-3901.

            14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon each Initial Purchaser and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor or an assign because of such purchase. Prior to the closing on the Closing Date, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

            15. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of the Company or any Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; PROVIDED, that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            16. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The following statements under the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information furnished by the Initial Purchasers to the Company for purposes of Sections 2(a), 8(a) and 8(b) hereof: (i) the table of the first paragraph, (ii) the third paragraph, (iii) the second sentence of the fifth paragraph, (iv) the third sentence of the eleventh paragraph, (v) the twelfth paragraph and (vi) the thirteenth paragraph.

            17. DEFAULT OF INITIAL PURCHASERS. If any one or more of the Initial Purchasers shall fail or refuse to purchase the Firm Notes on the Closing Date, or the Optional Notes on any Additional Closing Date, that it has or they have agreed to purchase hereunder on such date, the remaining non-defaulting Initial Purchaser or Initial Purchasers shall be obligated to purchase the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date or such Additional Closing Date, as the case may be, in the respective proportions that the aggregate principal amount of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the aggregate principal amount of Firm Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Initial Purchaser or Initial Purchasers shall not be obligated to purchase any Firm Notes or Optional Notes, as the case may be, on the Closing Date or such Additional Closing Date, as applicable, if the aggregate principal amount of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, to be purchased on the Closing Date or such Additional Closing Date, as applicable, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, that it agreed to purchase on the Closing Date or such Additional Closing Date, as applicable, pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchaser or Initial Purchasers, or those other purchasers satisfactory to such Initial Purchaser or Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase on the Closing Date or such Additional Closing Date, as the case may be, in such proportion as may be agreed upon among them, the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, to be purchased on the Closing Date or such Additional Closing Date, as applicable. If the remaining Initial Purchaser or Initial Purchasers or other purchasers satisfactory to the Initial Purchaser or Initial Purchasers do not elect to purchase on the Closing Date or such Additional Closing Date, as the case may be, the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date or such Additional Closing Date, as applicable, and arrangements satisfactory to the non-defaulting Initial Purchaser or Initial Purchasers and the Company for the purchase of such Firm Notes or Optional Notes, as the case may be, are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or Initial Purchasers or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. In any such case either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, but in no event for longer than seven calendar days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

            18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

            19. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

                                    Very truly yours,

                                    PHARMACEUTICAL RESOURCES, INC.




                                    By: /s/ Scott L. Tarriff
                                       ---------------------------------------
                                       Name:  Scott L. Tarriff
                                       Title: President and Chief Executive
                                              Officer
                                       Date:  September 25, 2003

The foregoing Agreement is hereby confirmed and accepted.


BEAR, STEARNS & CO. INC.


By:   /s/ Stephen Parish
      ---------------------------------
      Name: Stephen Parish
      Title: Senior Managing Director
      Date:  September 25, 2003


CIBC WORLD MARKETS CORP.


By:   /s/ Andrew MacInnes
      ---------------------------------
      Name: Andrew MacInnes
      Title: Managing Director
      Date:  September 25, 2003


U.S. BANCORP PIPER JAFFRAY INC.

By:   /s/ Eric Alt
      ---------------------------------
      Name: Eric Alt
      Title: Managing Director
      Date:  September 25, 2003

                                                                      SCHEDULE 1
                                                                      ----------


Initial Purchasers                                    Principal Amount
------------------                                    of Notes
                                                      ----------------

Bear, Stearns & Co. Inc.........................        $  112,000,000

CIBC World Markets Corp. .......................            24,000,000

U.S. Bancorp Piper Jaffray Inc. ................            24,000,000

         Total..................................        $  160,000,000
                                                         =============


                                      SCH-1

                                                                      SCHEDULE 2
                                                                      ----------

                         NAMES OF OFFICERS AND DIRECTORS
                        SUBJECT TO THE LOCK-UP PROVISION

John D. Abernathy
Mark Auerbach
Dr. Arie Gutman
Peter S. Knight
Ronald M. Nordmann
Dennis J. O'Connor
Scott L. Tarriff




* Note: List shall also include those spouses, family members, trusts, partnerships, etc. through which the above individuals hold securities.


                                      SCH-2

                                                                     EXHIBIT A-1
                                                                     -----------


                                  SUBSIDIARIES
                                  ------------

Par Pharmaceutical, Inc.

Par, Inc.

PRX Pharmaceuticals, Inc.

PRI-Research, Inc.

Par SVC, LLC

Par Pharma Group, Ltd.

Nutriceutical Resources, Inc.

ParCare Ltd.

Quad Pharmaceuticals, Inc.

I.P.R. Israel Pharmaceutical Resources (1995) Ltd.

Israel Pharmaceutical Resources L.P.

FineTech Laboratories Ltd. (Israel)

FineTech Laboratories Limited (UK)

                                                                     EXHIBIT A-2
                                                                     -----------


                                  JOINT VENTURE
                                  -------------


NAME                      OWNERSHIP INTEREST          UNFUNDED COMMITMENT
----                      ------------------          -------------------
SVC Pharma LP             PRX holds 100% of the                $0
                          interest in Par SVC,
                          LLC, which holds (i)
                          50% of the limited
                          partnership interests
                          in SVC Pharma LP and
                          (ii) 50% of the equity
                          interests in SVC Pharma
                          Inc., the general partner
                          of SVC Pharma LP.

                                    EXHIBIT B
                                    ---------


                  FORM OF OPINION OF KIRKPATRICK & LOCKHART LLP
                  ---------------------------------------------


1. Each of the Company and Par has been duly incorporated in the State of Delaware, and each of the Company and the Subsidiaries validly exists as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its businesses as described in the Offering Memorandum. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in the specified jurisdictions set forth on Schedule A annexed to this opinion letter.

2. The Company has the authorized capitalization as set forth in the Offering Memorandum, and all of the authorized shares of capital stock of the Company conform in all material respects to the descriptions thereof contained in the Offering Memorandum in the section entitled "Description of Capital Stock". All shares of Common Stock outstanding on the date of the Offering Memorandum have been duly and validly authorized and issued, are fully paid and non-assessable. To such counsel's knowledge, except as disclosed and as of the date or dates disclosed in the Offering Memorandum, there are (i) no outstanding securities of the Company convertible into or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of such stock and (iii) no agreements or arrangements with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party, and, to such counsel's knowledge, subsequent to the date or dates disclosed in the Offering Memorandum, no other securities described in clauses (i) and (ii) were issued or granted, other than options which were granted or exercised under, or shares of Common Stock which were issued or sold pursuant to, the Company's employee and director stock option plans, each plan as described in the Offering Memorandum.

3. All of the outstanding shares of capital stock or other equity securities of each Subsidiary are owned of record and, to such counsel's knowledge, beneficially, directly or indirectly, by the Company, to such counsel's knowledge, free and clear of all Liens, other than the Liens under the GE Credit Agreement, and limitations on voting rights and are duly authorized, validly issued, fully paid and non-assessable.

4. The Company has the requisite corporate power and authority to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Call Options and the Warrants, to perform its obligations thereunder, to issue and sell and deliver the Notes to the Initial Purchasers and to issue and deliver the Conversion Shares.

5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Registration Rights Agreement is the valid and legally binding obligation of each of the Initial Purchasers) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) together, the "Enforceability Exceptions"); and
(iii) the fact that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws and public policy considerations.

7. The Indenture has been duly authorized, executed and delivered by the Company and (assuming that the Indenture is the valid and legally binding obligation of the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

8. The Notes have been duly authorized, executed and issued by the Company and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

9. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and such issuance of the Conversion Shares will not be subject to any preemptive rights under (i) the Company's Certificate of Incorporation or By-laws, (ii) Delaware General Corporation Law or (iii) to such counsel's knowledge, under the express terms or provisions of any material agreement or other instrument to which the Company is a party.

10. The Call Options and the Warrants have been duly authorized, executed and delivered by the Company and (assuming that the Call Options and the Warrants are the valid and legally binding obligations of Bear, Stearns International Limited) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

11. The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Call Options and the Warrants, the issuance of the Notes and the performance by the Company of its obligations thereunder do not and will not (A) conflict with or result in a breach of any of the express terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument filed as an exhibit to the 2002 10-K or 2003 10-Qs, the license agreement among Mead Johnson & Company, Bristol-Myers Squibb Company and Par, or any franchise, license or permit known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets are otherwise bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of the Subsidiaries or, to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

12. No consent, approval, authorization or qualification of or with any federal or New York or Delaware State court, governmental agency or body is required for the issue and sale of the Notes and the issuance of the Conversion Shares, the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Call Options or the Warrants, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except such as may be required (i) in connection with the Company registering the Securities for resale pursuant to the Registration Rights Agreement, (ii) under applicable state securities or "blue sky" laws in connection with the purchase and sale of the Securities or in connection with the exercise of the Warrants or the resale of the Notes or the underlying Conversion Shares or (iii) in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

13. Each of the Indenture and the Registration Rights Agreement conform in all material respects to the description thereof contained in the Offering Memorandum.

14. To such counsel's knowledge, except as set forth in the Offering Memorandum, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject that are required to be described in the Offering Memorandum and are not so described and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others.

15. Assuming (i) all of the representations and warranties of the Initial Purchasers and the Company set forth in the Purchase Agreement are true and correct, (ii) compliance by the Initial Purchasers and the Company with their respective covenants set forth in the Purchase Agreement and (iii) all of the representations and warranties made in accordance with the Offering Memorandum by the purchasers to whom the Initial Purchasers initially resell the Notes are true and correct, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Purchase Agreement or the offer, sale and delivery of the Notes by the Initial Purchasers to the initial purchasers therefrom, in the manner contemplated by the Purchase Agreement and as described in the Offering Memorandum, to register the

Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

16. The Company is not and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to register as an "investment company," as defined in the Investment Company Act of 1940, as amended.

17. When the Notes are issued and delivered pursuant to the Purchase Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted on a United States automated inter-dealer quotation system.

18. The statements in the Offering Memorandum under the captions "Description of the Notes", "Description of Capital Stock" and "Certain ERISA Considerations", insofar as such statements purport to summarize the provisions of the Indenture, the Registration Rights Agreement, the Notes and the Common Stock (including the Conversion Shares), fairly summarize such provisions.

19. The statements in the Offering Memorandum under the captions "Risk Factors--Risks Related to Our Business--We are subject to extensive governmental regulation, the non-compliance with which may result in fines and/or other sanctions, including product seizures, product recalls, injunctive actions and criminal prosecutions;" "--The testing required for the regulatory approval of our products is conducted by independent third parties. Any failure by any of these third parties to perform this testing properly may have an adverse effect upon our ability to obtain regulatory approvals;" "--Manufacturing, supply and distribution problems may create supply disruptions that could result in a reduction of product sales revenues and an increase in cost of sales, and damage commercial prospects for our products;" and "--The manufacture, use and storage of pharmaceutical and chemical products are subject to environmental regulation and risks, and, if we fail to comply with environmental regulations, our required licenses could be revoked and we could be subject to criminal sanctions and/or substantial civil liability or be required to suspend or modify our manufacturing operations" and under the caption "Business--Government Regulation" in the 2002 10-K, insofar as they purport to constitute summaries of federal and state laws and regulations, constitute accurate summaries of the matters described therein in all material respects.

20. The statements in the Offering Memorandum under the caption "Certain United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal income and, in the case of non-resident aliens, estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

21. Each document incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied, when filed with the Commission, as to form, in all material respects with the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

      In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent auditors for the Company and the Initial Purchasers at which the contents of the Offering Memorandum (including the documents incorporated by reference therein) and related matters were discussed and, no facts have come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the related notes, and schedules and all other financial data included or incorporated by reference therein).

                                                                       EXHIBIT C
                                                                       ---------



                            FORM OF LOCK-UP AGREEMENT
                            -------------------------

                                                    September 25, 2003

Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
U.S. Bancorp Piper Jaffray Inc.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Capital Markets

                PHARMACEUTICAL RESOURCES, INC. LOCK-UP AGREEMENT
                ------------------------------------------------

Ladies and Gentlemen:

      This letter agreement (this "Agreement") relates to the proposed offering (the "Offering") by Pharmaceutical Resources, Inc., a Delaware corporation (the "Company"), of its Senior Subordinated Convertible Notes due 2010 (the "Notes") in an aggregate principal amount of up to $200.0 million (including the Initial Purchasers' option to purchase additional notes).

      In order to induce you to purchase Notes in the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), during the period from the date hereof 45 days from the date of the Offering Memorandum for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Common Stock or any other equity security of the Company and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

      The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.


                              Very truly yours,

                              By:
                                  ----------------------------------
                              Print Name:
                                          --------------------------




                                      C-2